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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                January 21, 1997


                        InPhyNet Medical Management Inc.
             (Exact name of registrant as specified in its charter)


    Delaware                  0-24336                     65-0501896
(State or other            (Commission                  (IRS Employer
  jurisdiction              File Number)              Identification No.)
of incorporation)

 1200 South Pine Island Road, Suite 600
           Fort Lauderdale, FL                         33324-4460
(Address of principal executive offices)               (Zip Code)


                                 (305) 475-1300
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed from last report.)


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Item 5.  Other Events.

         On January 21, 1997, InPhyNet Medical Management, Inc. (the "Company") executed an Agreement and Plan of Merger (the "Merger Agreement") with MedPartners, Inc., a Delaware corporation ("MedPartners"), pursuant to which a wholly owned subsidiary of MedPartners will be merged with and into the Company (the "Merger"). Pursuant to the Merger Agreement, each share of Common Stock of the Company will be converted into and represent the right to receive 1.311 shares of common stock, par value $.001 per share, of MedPartners.

         On January 21, 1997, MedPartners and the Company issued a press release relating to the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

          (a)     Financial statements of business acquired:   None

          (b)     Pro forma financial information:   None

          (c)     Exhibits:

                  99.2 Press Release of MedPartners, Inc. and InPhyNet Medical Management, Inc., dated January 21, 1997.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              INPHYNET MEDICAL MANAGEMENT INC.



                                              By:     /s/ J. Clifford Findeiss
                                                  Name:   J. Clifford Findeiss
                                                  Title:  President, Chief
                                                          Executive Officer and
                                                          Chairman of the Board
                                                          of Directors

Date:  January 23, 1997


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                                  EXHIBIT INDEX

Exhibit
Number            Description                                               Page


99.2              Press Release of MedPartners, Inc. and InPhyNet Medical
                  Management, Inc., dated January 21, 1997.                   5